EXHIBIT 99.1

TREVENEX RESOURCES ANNOUNCES NEW CORPORATE DEVELOPMENTS AND PROVIDES FINANCIAL GUIDANCE FOR FISCAL YEAR 2010

Spokane, WA – April 12, 2010 – Trevenex Resources, Inc., (OTCBB: TRVX) announced today the appointment of a new Board of Directors and transition from a mining exploration company to a mobile Voice over Internet Protocol (“VoIP”) calls and mobile advertising enabler.

Change in Board and Management Team

On March 25, 2010, the Company appointed three experienced business professionals comprising of Aris Bernawi, Valerie Looi and Chee Hong Leong, to serve on the Board of Directors of TRVX.  On the same day, Scott Wetzel, Ted Wagner and Raymond Kuh resigned as Board members and officers of the Company to pave the way for the new Board members to execute the Company’s new business strategies and plan to grow TRVX into a global mobile VoIP calls and mobile advertising enabler.

The new management team is lead by the Company’s Chairman, Aris Bernawi.  Prior to his appointment as TRVX’s Chairman, Mr. Bernawi was a Senior Director of the Malaysian Communications and Multimedia Commission, a Malaysian government agency entrusted with the role of promoting and regulating the communications and multimedia industry and enforcing the communications and multimedia laws in Malaysia.  Mr. Bernawi is assisted by President and CEO, Aik Fun Chong, and Chief Financial Officer, Hon Kit Wong.  Details of the respective Directors and Officers of TRVX can be found at http://www.globalmobiletech.com/en/html/about/board_of_directors.shtml

Recent Corporate Developments

On March 15, 2010, the Company entered into a five year exclusive Marketing, Distribution and License Agreement with a Malaysian corporation, VyseTECH Asia Sdn Bhd (“VyseTECH”).  The License Agreement relates to TRVX acquiring the exclusive marketing rights for products developed by VyseTECH and related mobile Voice over Internet Protocol (“VoIP”) services for the express purpose of selling products and related mobile VoIP services in North America.  Under the Agreement, TRVX will pay a one-time non-refundable license fee of $500,000 payable within 180 days from March 15, 2010.

On April 8, 2010, TRVX executed an Option Agreement to purchase VyseTECH’s patent for $3.5 million within 18 months from date of the Option Agreement.  Pursuant to the Option Agreement, the one-time license fee of $500,000 payable by TRVX to VyseTECH will form part of the purchase consideration should TRVX exercise its option to purchase the patent.

On April 8, 2010, TRVX’s wholly owned Malaysian subsidiary, Info-Accent Sdn Bhd, also entered into a five year Exclusive Marketing, Distribution and License Agreement with VyseTECH.  The Agreement relates to Info-Accent acquiring the exclusive marketing rights for products developed by VyseTECH and related VoIP services in Asia and ongoing mobile VoIP and mobile advertising related contracts from VyseTECH.  Under this Agreement, Info-Accent will pay VyseTECH $1,000,000 comprising of a one-time license fee of $500,000 and $500,000 to acquire the ongoing contracts within 90 days from April 8, 2010.

VyseTECH is the legal owner of certain patent and technology rights under patent application # 12/164,259 filed with the United States Patent and Trademark Office. VyseTECH has developed and commercialized patented proprietary technology for a number of applications that include mobile advertising, mobile multimedia sharing and mobile VoIP calls.

The Business

Following the grant of an exclusive marketing, distribution and license agreement by VyseTECH for North America and Asia, TRVX will generate revenues from the sale of mobile advertising and mobile VoIP calls.

i)  Mobile Advertising

Our mobile advertising solution unites brands, content providers and mobile phone users through our Advertising (“Ad”) Server to create a marketplace for mainstream mobile media consumption.  We help advertisers target mobile phone users and microbloggers. Using our solution, advertisers can achieve relevant targeting with a wide reach to basic mobile phones and smart phones.

Our Ad Server enables multimedia content to be exchanged between mobile phone users giving TRVX the opportunity to reach mobile phone users with relevant content at the right time and in the right location.

Our solution helps global and local brands engage with a new audience in a fresh way that is mutually beneficial to all our stakeholders – brand and enterprise owners, channel and content partners, advertisers and agencies, mobile phone users and microbloggers.

ii)  Mobile VoIP Calls

We offer a “phone in a box” solution for migrant workers, students, budget conscious and credit challenged users.

Our solution enables calls to be made from basic mobile phones which hitherto have been limited to smart phones and Personal Digital Assistant phones only. Such calls have been made possible by linking a network of cell servers to the internet which are adapted for transmitting voice and other digital data over the internet. Our solution includes registering users of mobile phones into our social and micro-blogging network; and storing a device identifier along with a user identification number and password.

“Free but paid for” VoIP calls are available to users who view advertisements promoted by the Company in collaboration with its network of global partners.

The primary market for our mobile VoIP calls and mobile advertising services is the United States, China and South East Asian countries.  The Company will leverage on its competitive advantages that include:

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the combination of its core competencies in integrating and monetizing its  Ad Server to build a global advertising and VoIP network for mobile phones; and

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creating a competitive and integrated service by rolling out a business model that combines our user rewards program with the distribution of mobile advertisements.  TRVX has the capability of giving its users the option of making “free but paid for” VoIP calls from their basic mobile phones or their smart phones.

Financial Guidance for July 1, 2009 to June 30, 2010

US$'000

Revenues :
Mobile VoIP	$2,174
Mobile advertising	3,546
5,720

Cost of sales	4,445
Gross profit	1,275

General and administrative expenses	459
Total expenses	616
Net profit before tax	$659

The projected revenues for 2010 are expected to be generated primarily by the Company’s wholly owned subsidiary in Malaysia, Info-Accent Sdn Bhd.  Field tests are expected to be conducted in the United States during the third quarter of 2010 to lay the groundwork for a commercial roll out during the first quarter of 2011.

“The new Board members bring a fresh perspective and important skills to the Board as the business is reset and enters what we believe will be an era of growth and profitability,” stated Aris Bernawi, Chairman of TRVX. “As we take steps to capitalize on the vast opportunities in the mobile VoIP and mobile advertising industry, the Company and its shareholders will be well served by the contribution of its newly appointed Directors and Officers.”

About Trevenex Resources, Inc.

Trevenex Resources, Inc. (“TRVX”) is a mobile VoiP calls and mobile advertising enabler.  The Company offers solutions from multimedia content creation and production; to the dissemination of advertisements and rich interactive multimedia content; and micro-blogging on mobile phones.  The Company has used its core skills in multimedia content design and production, information technology and mobile VoIP services to build a carrier and mobile handset neutral Advertising (“Ad”) Server by integrating its proprietary Mobile Multimedia Sharing Gateway and Mobile VoIP Gateway.  The Ad Server has paved the way for TRVX to (i) enter the lucrative mobile advertising market globally; (ii) launch MobiCAST, a free access Mobile-Web Social Networking and micro-blogging service that enables users to exchange text messages, photos, breaking news, gossips and videos from any mobile phone; and (iii) offer a unique mobile VoIP service that enables mobile communication devices to communicate with each other using the Internet.  MobiCAST was launched in two stages over three months beginning November 2009 to a select group of users in China.   For more information, please visit www.globalmobiletech.com.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contacts:

Trevenex Resources, Inc.

Valerie Looi, Director

Email:  valerie.looi@globalmobiletech.com

or

Hon Kit Wong, Chief Financial Officer

Email:  honkit@globalmobiletech.com

or

509-868-1710